NEWS RELEASE

ASTEC REPORTS THIRD QUARTER 2022 RESULTS

Third Quarter 2022 Highlights (all comparisons are made to the prior year third quarter):
•Net sales increased 18.1% to $315.2 million
•Gross Profit Margin of 20.7% decreased 250 bps
•Backlog increased 56.2% to $969.0 million
•Repurchased $6.1 million of shares

CHATTANOOGA, Tenn. (November 2, 2022) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the third quarter of 2022.

"We are pleased to have net sales growth through volume, price realization and mix in both the Infrastructure Solutions and Materials Solutions groups" said Barry Ruffalo, Chief Executive Officer of Astec. "Customer demand for Astec products continues to drive increased backlog, which grew year-over-year and sequentially. We are seeing areas of improvement to a still fragile supply chain however inconsistent vendor deliveries negatively affected manufacturing efficiencies. Despite the challenges, the resilience of our customers and employees, along with our strong balance sheet and the multi-year tailwind provided by the long-term federal highway bill, continue to provide stability. We are confident in the long-term value our Simplify, Focus and Grow strategy will create for Astec stakeholders."

	GAAP				Adjusted
(in millions, except per share and percentage data)	3Q 2022	3Q 2021 (a)	Change		3Q 2022	3Q 2021 (a)	Change
Net sales	$315.2	$266.9	18.1%
Domestic sales	249.4	201.8	23.6%
International sales	65.8	65.1	1.1%
Backlog	969.0	620.5	56.2%
Domestic backlog	812.7	508.6	59.8%
International backlog	156.3	111.9	39.7%
Income from operations	1.8	6.3	(71.4)%		9.4	9.0	4.4%
Operating margin	0.6%	2.4%	(180	bps)	3.0%	3.4%	(40	bps)
Effective tax rate	58.3%	(47.5)%	10,580	bps	28.4%	(26.1)%	5,450	bps
Net income attributable to controlling interest	0.7	9.0	(92.2)%		6.5	11.1	(41.4)%
Diluted EPS	0.03	0.39	(92.3)%		0.28	0.48	(41.7)%
Adjusted EBITDA					16.6	16.4	0.2
Adjusted EBITDA margin					5.3%	6.1%	(80	bps)
(a) Certain prior period amounts have been revised to correct immaterial errors. See accompanying financial statement for additional details.

•Net sales were driven by net volume, pricing and mix that generated increases primarily in domestic equipment and parts sales. International sales were relatively flat (of note, Europe and Asia account for less than 4% of total net sales). Net sales for the third quarter of 2022 would have been $6.7 million higher had third quarter 2022 foreign exchange rates been the same as third quarter 2021 rates.
•Operating margin decreased due to lower gross profit margin (manufacturing inefficiencies due to supply chain disruptions) and higher selling, general and administrative expenses, which were lower as a percentage of sales as we invest in future growth initiatives.
•The effective tax rate for the quarter was higher compared to the same quarter in 2021 primarily due to net discrete tax benefits in the prior year that did not reoccur partially offset by the tax effect of lower pre-tax earnings.
•Adjusted Net Income and Adjusted EPS exclude $5.8 million and $0.25, respectively, of incremental costs, net of tax, primarily driven by our transformation program from initiatives to optimize our company for long term value creation.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Segments Results

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions.
•Net sales of $201.9 million increased 15.7% due to strong domestic demand and favorable net volume, pricing and mix that generated increased equipment and parts sales.
•Segment Operating Adjusted EBITDA of $17.6 million decreased 3.8% primarily from the impact of higher inflation on materials, labor and overhead costs and manufacturing inefficiencies coupled with increases in general and administrative costs partially offset by the benefit of higher net sales. Segment Operating Adjusted EBITDA margin of 8.7% decreased 180 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates.
•Net sales of $111.8 million increased 21.0% due to favorable net volume, pricing and mix primarily in equipment sales.
•Segment Operating Adjusted EBITDA of $13.1 million increased 22.4% from the benefit of higher net sales partially offset by the impact of higher inflation on materials, labor and overhead costs and manufacturing inefficiencies. Segment Operating Adjusted EBITDA margin of 11.7% was essentially flat.

Balance Sheet, Cash Flow and Liquidity
•We ended the quarter with balance sheet cash of $20.8 million, a 58.9% decrease in the quarter.
•Net cash used in operating activities for the nine months ended September 30, 2022 was $56.8 million as we carried additional working capital to satisfy growth in customer demand for our products.
•Net cash used in investing activities for the nine months ended September 30, 2022 was $45.0 million including the investments in property and equipment to facilitate growth as well as acquisitions, net of cash acquired.
•Net cash used in financing activities for the nine months ended September 30, 2022 was $8.4 million including the payment of dividends and repurchase of stock which were partially offset by net proceeds from borrowings.

Capital Allocation
•Capital expenditure investments in the quarter primarily to increase capacity and improve efficiency were $8.8 million.
•Dividend of $0.12 per share.
•Repurchased approximately $6.1 million of shares. Remaining authorization is $119.7 million.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, November 2, 2022, at 8:30 A.M. Eastern Time, to review its third quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, November 2, 2022 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/606285553

You will need to give your name and company affiliation and reference Astec. An archived web cast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed by dialing (800) 770-2030, or (647) 362-9199 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "hope," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the appendix to this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 (a)	2022	2021 (a)
Net sales	$315.2	$266.9	$924.6	$828.9
Cost of sales	249.8	205.0	732.5	632.7
Gross profit	65.4	61.9	192.1	196.2

Operating expenses:
Selling, general and administrative expenses	55.0	48.6	161.4	148.3
Research and development expenses	8.5	6.7	23.0	20.0
Restructuring, impairment and other asset charges, net	0.1	0.3	4.5	1.8
Total operating expenses	63.6	55.6	188.9	170.1
Income from operations	1.8	6.3	3.2	26.1

Other income:
Interest expense	(0.6)	(0.2)	(1.6)	(0.6)
Other expenses, net	—	—	(0.1)	0.3
Income from operations before income taxes	1.2	6.1	1.5	25.8
Income tax provision (benefit)	0.7	(2.9)	0.8	—
Net income	0.5	9.0	0.7	25.8
Net loss attributable to noncontrolling interest	0.2	—	0.2	—
Net income attributable to controlling interest	$0.7	$9.0	$0.9	$25.8

Earnings per common share
Basic	$0.03	$0.40	$0.04	$1.14
Diluted	0.03	0.39	0.04	1.13

Weighted average shares outstanding
Basic	22,837	22,761	22,824	22,713
Diluted	22,916	22,914	22,932	22,923

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Profits
(In millions; unaudited)

Segment net sales are reported net of intersegment sales. Segment gross profit excludes profit on intersegment sales remaining in inventory.

	Three Months Ended September 30,				Nine Months Ended September 30,
	Infrastructure Solutions	Materials Solutions	Corporate and Other	Total	Infrastructure Solutions	Materials Solutions	Corporate and Other	Total
2022 Net sales	$201.9	$111.8	$1.5	$315.2	$609.0	$312.9	$2.7	$924.6
2021 Net sales (a)	174.5	92.4	—	266.9	555.8	273.1	—	828.9
Change $	27.4	19.4	1.5	48.3	53.2	39.8	2.7	95.7
Change %	15.7%	21.0%	—%	18.1%	9.6%	14.6%	—%	11.5%

2022 Gross profit	41.1	24.1	0.2	65.4	121.4	69.9	0.8	192.1
2022 Gross profit %	20.4%	21.6%	13.3%	20.7%	19.9%	22.3%	29.6%	20.8%
2021 Gross profit (a)	39.2	22.7	—	61.9	126.2	70.0	—	196.2
2021 Gross profit % (a)	22.5%	24.6%	—%	23.2%	22.7%	25.6%	—%	23.7%
Change $	1.9	1.4	0.2	3.5	(4.8)	(0.1)	0.8	(4.1)

2022 Adjusted EBITDA	17.6	13.1	(14.2)	16.5	49.9	34.8	(36.3)	48.4
2021 Adjusted EBITDA (a)	18.3	10.7	(12.9)	16.1	61.0	36.3	(39.8)	57.5
Change $	(0.7)	2.4	(1.3)	0.4	(11.1)	(1.5)	3.5	(9.1)
Change %	(3.8)%	22.4%	(10.1)%	2.5%	(18.2)%	(4.1)%	8.8%	(15.8)%

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
A reconciliation of total segment Adjusted EBITDA to the Company's net income attributable to controlling interest is as follows (in millions; unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021 (a)	Change $	2022	2021 (a)	Change $
Segment Operating Adjusted EBITDA	$16.5	$16.1	$0.4	$48.4	$57.5	$(9.1)
Adjustments:
Transformation program	(7.0)	(2.4)	(4.6)	(18.7)	(7.7)	(11.0)
Facility closures and reduction in force	(0.1)	(0.5)	0.4	(1.5)	(2.1)	0.6
Asset impairment	(0.4)	—	(0.4)	(3.4)	(0.2)	(3.2)
Gain on sale of property and equipment, net	0.4	0.2	0.2	0.4	0.5	(0.1)
Transaction costs	(0.5)	—	(0.5)	(1.9)	—	(1.9)
Interest expense, net	(0.3)	(0.1)	(0.2)	(0.9)	(0.2)	(0.7)
Depreciation and amortization	(7.3)	(7.5)	0.2	(20.9)	(22.6)	1.7
Income tax (provision) benefit	(0.7)	2.9	(3.6)	(0.8)	—	(0.8)
(Elimination) recapture of intercompany profit	(0.1)	0.3	(0.4)	—	0.6	(0.6)
Net loss attributable to noncontrolling interest	0.2	—	0.2	0.2	—	0.2
Net income attributable to controlling interest	$0.7	$9.0	$(8.3)	$0.9	$25.8	$(24.9)

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 30, 2022	December 31, 2021 (a)
Assets
Current assets:
Cash, cash equivalents and restricted cash	$20.8	$134.4
Investments	4.2	8.6
Trade receivables and contract assets, net	160.6	141.7
Inventories, net	396.4	298.7
Other current assets, net	67.6	52.6
Total current assets	649.6	636.0
Property, plant and equipment, net	163.8	171.7
Other long-term assets	131.2	98.1
Total assets	$944.6	$905.8

Liabilities
Current liabilities:
Accounts payable	$105.3	$82.2
Customer deposits	79.3	60.2
Other current liabilities	99.3	80.9
Total current liabilities	283.9	223.3
Long-term debt	1.3	0.2
Other long-term liabilities	31.3	31.0
Total equity	628.1	651.3
Total liabilities and equity	$944.6	$905.8

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of contract assets of $2.4 million, work-in-process inventory of $4.3 million, accounts payable of $1.3 million, other current liabilities of $0.7 million, equity of $3.5 million and the understatement of other current assets of $1.0 million and other long-term assets of $0.2 million.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Nine Months Ended September 30,
	2022	2021 (a)
Cash flows from operating activities:
Net income	$0.7	$25.8
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	20.9	22.6
Provision for credit losses	0.9	0.6
Provision for warranties	9.3	8.5
Deferred compensation (benefit) expense	(1.1)	—
Share-based compensation	5.4	4.6
Deferred tax (benefit) provision	(12.6)	0.3
Gain on disposition of property and equipment	(0.4)	(0.5)
Asset impairment charges, net	3.4	0.2
Distributions to deferred compensation programs' participants	(0.9)	(2.4)
Change in operating assets and liabilities, excluding the effects of acquisitions:
Purchase of trading securities, net	(0.7)	(2.4)
Receivables and other contract assets	(25.0)	(30.2)
Inventories	(98.9)	(32.3)
Prepaid expenses	0.9	0.2
Other assets	(10.3)	(3.0)
Accounts payable	25.3	26.6
Accrued loss reserves	0.3	0.1
Accrued payroll and related expenses	11.2	9.3
Other accrued liabilities	0.5	9.7
Accrued product warranty	(8.6)	(8.3)
Customer deposits	21.1	4.0
Income taxes payable/prepaid	1.8	(6.1)
Net cash (used in) provided by operating activities	(56.8)	27.3
Cash flows from investing activities:
Acquisitions, net of cash acquired	(17.8)	0.1
Price adjustment on prior sale of subsidiary	—	(1.1)
Expenditures for property and equipment	(27.6)	(10.9)
Proceeds from sale of property and equipment	0.7	1.7
Purchase of investments	(0.8)	(0.8)
Sale of investments	0.5	1.8
Net cash used in investing activities	(45.0)	(9.2)

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from financing activities:
Payment of dividends	(8.3)	(7.5)
Proceeds from borrowings on credit facility and bank loans	50.1	2.5
Repayments of borrowings on credit facility and bank loans	(42.5)	(3.6)
Sale of Company stock by deferred compensation programs, net	0.2	0.6
Withholding tax paid upon vesting of share-based compensation awards	(1.8)	(3.4)
Repurchase of Company stock	(6.1)	—
Net cash used in financing activities	(8.4)	(11.4)
Effect of exchange rates on cash	(3.4)	(0.7)
(Decrease) increase in cash and cash equivalents and restricted cash	(113.6)	6.0
Cash and cash equivalents and restricted cash, beginning of period	134.4	158.6
Cash and cash equivalents and restricted cash, end of period	$20.8	$164.6
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Appendix

The following tables present selected line items from the Consolidated Statements of Operations and segment information for the respective periods identified.

3Q 2022 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Transaction Costs	As Adjusted (Non-GAAP)
Consolidated
Net sales	$315.2	$—	$—	$—	$315.2
Gross profit	65.4	—	—	—	65.4
Gross profit %	20.7%				20.7%
Selling, general and administrative expenses	55.0	—	(7.0)	(0.5)	47.5
Restructuring, impairment and other asset charges, net	0.1	(0.1)	—	—	—
Operating income	1.8	0.1	7.0	0.5	9.4
Income taxes	0.7	—	1.7	0.1	2.5
Net income attributable to controlling interest	0.7	0.1	5.3	0.4	6.5
Diluted EPS	0.03	—	0.23	0.02	0.28

Infrastructure Solutions
Net sales	201.9	—	—	—	201.9
Gross profit	41.1	—	—	—	41.1
Gross profit %	20.4%				20.4%

Materials Solutions
Net sales	111.8	—	—	—	111.8
Gross profit	24.1	—	—	—	24.1
Gross profit %	21.6%				21.6%
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

3Q YTD 2022 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	Transaction Costs	As Adjusted (Non-GAAP)
Consolidated
Net sales	$924.6	$—	$—	$—	$924.6
Gross profit	192.1	—	—	—	192.1
Gross profit %	20.8%				20.8%
Selling, general and administrative expenses	161.4	—	(18.7)	(1.9)	140.8
Restructuring, impairment and other asset charges, net	4.5	(4.5)	—	—	—
Operating income	3.2	4.5	18.7	1.9	28.3
Income taxes	0.8	1.0	4.4	0.4	6.6
Net income attributable to controlling interest	0.9	3.5	14.3	1.5	20.2
Diluted EPS	0.04	0.15	0.62	0.07	0.88

Infrastructure Solutions
Net sales	609.0	—	—	—	609.0
Gross profit	121.4	—	—	—	121.4
Gross profit %	19.9%				19.9%

Materials Solutions
Net sales	312.9	—	—	—	312.9
Gross profit	69.9	—	—	—	69.9
Gross profit %	22.3%				22.3%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

3Q 2021 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	As Adjusted (Non-GAAP)
Consolidated
Net sales	$266.9	$—	$—	$266.9
Gross profit	61.9	—	—	61.9
Gross profit %	23.2%			23.2%
Selling, general and administrative expenses	48.6	—	(2.4)	46.2
Restructuring, impairment and other asset charges, net	0.3	(0.3)	—	—
Operating income	6.3	0.3	2.4	9.0
Income taxes	(2.9)	0.1	0.5	(2.3)
Net income attributable to controlling interest	9.0	0.2	1.9	11.1
Diluted EPS	0.39	0.01	0.08	0.48

Infrastructure Solutions
Net sales	174.5	—	—	174.5
Gross profit	39.2	—	—	39.2
Gross profit %	22.5%			22.5%

Materials Solutions
Net sales	92.4	—	—	92.4
Gross profit	22.7	—	—	22.7
Gross profit %	24.6%			24.6%

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE

3Q YTD 2021 (a) GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring, Impairment, and Other Charges, Net	Transformation Program	As Adjusted (Non-GAAP)
Consolidated
Net sales	$828.9	$—	$—	$828.9
Gross profit	196.2	—	—	196.2
Gross profit %	23.7%			23.7%
Selling, general and administrative expenses	200.6	—	(7.7)	192.9
Restructuring, impairment and other asset charges, net	1.8	(1.8)	—	—
Operating income	26.1	1.8	7.7	35.6
Income taxes	0.0	0.4	1.8	2.2
Net income attributable to controlling interest	25.8	1.4	5.9	33.1
Diluted EPS	1.13	0.05	0.26	1.44

Infrastructure Solutions
Net sales	555.8	—	—	555.8
Gross profit	126.2	—	—	126.2
Gross profit %	22.7%			22.7%

Materials Solutions
Net sales	273.1	—	—	273.1
Gross profit	70.0	—	—	70.0
Gross profit %	25.6%			25.6%

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 (a)	2022	2021 (a)
Net income attributable to controlling interest	$0.7	$9.0	$0.9	$25.8
Adjustments:
Transformation program	7.0	2.4	18.7	7.7
Facility closures and reduction in force	0.1	0.5	1.5	2.1
Asset impairment	0.4	—	3.4	0.2
Gain on sale of property and equipment, net	(0.4)	(0.2)	(0.4)	(0.5)
Transaction costs	0.5	—	1.9	—
Income tax impact of adjustments	(1.8)	(0.6)	(5.8)	(2.2)
Adjusted net income attributable to controlling interest	$6.5	$11.1	$20.2	$33.1

Diluted EPS	$0.03	$0.39	$0.04	$1.13
Adjustments:
Transformation program	0.31	0.10	0.82	0.34
Facility closures and reduction in force (b)	—	0.03	0.06	0.08
Asset impairment	0.02	—	0.15	0.01
Gain on sale of property and equipment, net	(0.02)	(0.01)	(0.02)	(0.02)
Transaction costs	0.02	—	0.08	—
Income tax impact of adjustments	(0.08)	(0.03)	(0.25)	(0.10)
Adjusted EPS	$0.28	$0.48	$0.88	$1.44

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

(b) Calculation includes the impact of a rounding adjustment

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 (a)	2022	2021 (a)
Net sales	$315.2	$266.9	$924.6	$828.9

Net income attributable to controlling interest	$0.7	$9.0	$0.9	$25.8
Interest expense (income), net	0.3	0.1	0.9	0.2
Depreciation and amortization	7.3	7.5	20.9	22.6
Income tax provision (benefit)	0.7	(2.9)	0.8	—
EBITDA	9.0	13.7	23.5	48.6
EBITDA margin	2.9%	5.1%	2.5%	5.9%

Adjustments:
Transformation program	7.0	2.4	18.7	7.7
Facility closures and reduction in force	0.1	0.5	1.5	2.1
Asset impairment	0.4	—	3.4	0.2
Gain on sale of property and equipment, net	(0.4)	(0.2)	(0.4)	(0.5)
Transaction costs	0.5	—	1.9	—
Adjusted EBITDA	$16.6	$16.4	$48.6	$58.1
Adjusted EBITDA margin	5.3%	6.1%	5.3%	7.0%

(a) Certain prior period amounts have been revised to correct immaterial errors related to the overstatement of work-in-process inventory and an overstatement of "Net sales" and Cost of sales" as a result of over-time revenue recognition calculation errors. These errors caused the overstatement of "Net sales" by $0.1 million and $0.5 million in the three and nine month periods ended September 30, 2021, respectively, and the net understatement of "Cost of sales" by $0.3 million and $1.1 million in the three and nine months periods ended September 30, 2021, respectively.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com